SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                    AMERICA FIRST MORTGAGE INVESTMENTS, INC.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                 [AMERICA FIRST MORTGAGE INVESTMENTS, INC. LOGO]

                                 399 Park Avenue
                                   36th Floor
                            New York, New York 10022

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2002

To the Stockholders of America First Mortgage Investments, Inc.:

     The 2002 Annual Meeting of Stockholders of America First Mortgage Investments, Inc. (the "Company") will be held at the Four Seasons Hotel, 57 East 57th Street, New York, New York, on Thursday, May 23, 2002, at 10:00 a.m., New York City time, for the following purposes:

     (1) To elect two Class I Directors to serve on the Company's Board of Directors for a term of three years;

     (2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2002; and

     (3) To transact such other business as may properly come before the 2002 Annual Meeting or any postponements or adjournments thereof.

     The close of business on April 1, 2002 has been fixed by the Company's Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the 2002 Annual Meeting or any postponements or adjournments thereof.

     We hope all stockholders who can do so will attend the 2002 Annual Meeting in person. Whether or not you plan to attend, we urge you to complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope provided for that purpose. By returning your proxy promptly, you can help the Company avoid the expense of follow-up mailings to ensure the presence of a quorum at the 2002 Annual Meeting. If you attend the 2002 Annual Meeting, you may revoke your proxy and vote your shares in person.

     THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS.

                                     By Order of the Board of Directors

                                     /s/ Ronald A. Freydberg

                                     Ronald A. Freydberg
                                     Secretary

New York, New York
April 17, 2002

                 [AMERICA FIRST MORTGAGE INVESTMENTS, INC. LOGO]

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 23, 2002

     This Proxy Statement is being furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors of America First Mortgage Investments, Inc., a Maryland corporation (the "Company"), for use at its 2002 Annual Meeting of Stockholders to be held on May 23, 2002 (the "Annual Meeting") at the Four Seasons Hotel, 57 East 57th Street, New York, New York, at 10:00 a.m., New York City time, or at any postponements or adjournments thereof.

     Stockholders are requested to complete, date and sign the enclosed proxy card (the "Proxy") and return it in the postage-prepaid envelope provided.

     Valid Proxies will be voted as specified thereon at the Annual Meeting. Any stockholder giving a Proxy in the accompanying form retains the power to revoke such Proxy at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date or upon request if the stockholder attends the Annual Meeting and chooses to vote in person. Any notice of revocation sent to the Company must include the stockholder's name and must be received prior to the Annual Meeting to be effective. If a Proxy is properly signed, returned without specifying any instructions and not revoked prior to the Annual Meeting, the shares represented by such Proxy will be voted FOR the election of the nominees to serve as Class I Directors until the 2005 Annual Meeting of Stockholders and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2002.

     This Proxy Statement, the Notice of Annual Meeting of Stockholders and the Proxy are first being sent to stockholders on or about April 17, 2002.

                                  ANNUAL REPORT

     This Proxy Statement is accompanied by the Annual Report to Stockholders of the Company for the year ended December 31, 2001, including financial statements audited by PricewaterhouseCoopers LLP, the Company's independent auditors, and their report thereon, dated March 12, 2002.

                        VOTING SECURITIES AND RECORD DATE

     Holders of shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company will be entitled to one vote for each share of Common Stock held of record at the close of business on April 1, 2002 (the "Record Date") with respect to the election of two Class I Directors to serve on the Company's Board of Directors for a term of three years, the ratification and appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2002 and any other proposal for stockholder action as may properly come before the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purposes of determining whether a quorum is present at the Annual Meeting and each is tabulated separately. The shares of Common Stock represented by valid Proxies that abstain with respect to any matter will not be counted as an affirmative vote in determining whether the requisite vote of the shares were cast in favor of that matter.

     The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes: (i) for the election of the two nominees to serve as Class I Directors, a plurality of the shares of Common Stock, present or represented by Proxy at the Annual Meeting; and (ii) for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2002, a majority of the shares of Common Stock, present or represented by Proxy at the Annual Meeting.

     As of the Record Date, the Company had issued and outstanding 35,823,601 shares of Common Stock.

                            1. ELECTION OF DIRECTORS

Board of Directors

     Pursuant to the Company's Amended and Restated Articles of Incorporation and Bylaws, the Board of Directors of the Company shall be comprised of seven Directors. The Board of Directors currently consists of seven Directors, Michael
B. Yanney, Stewart Zimmerman, Stephen R. Blank, Michael L. Dahir, Alan L. Gosule, George H. Krauss and W. David Scott, and is divided into three classes, with Messrs. Yanney and Blank constituting the Class I Directors, Messrs. Dahir and Krauss constituting the Class II Directors and Messrs. Zimmerman, Gosule and Scott constituting the Class III Directors. One class of Directors is elected at each annual meeting of the Company's stockholders for a term of three years. The term of the Class I Directors expires at the 2002 Annual Meeting. The terms of the other two classes of Directors expire at the 2003 Annual Meeting of Stockholders (Class II Directors) and the 2004 Annual Meeting of Stockholders (Class III Directors).

     Messrs. Yanney and Blank have been nominated by the Board of Directors for election as Class I Directors by the holders of Common Stock at the Annual Meeting to serve until the 2005 Annual Meeting of Stockholders or until their respective successors are elected and qualified. In April 2002, Mr. Blank was appointed as a Director of the Company by the Board of Directors to fill the vacancy created following the resignation of Gregor Medinger, a former Class I Director. It is intended that the shares of Common Stock represented by properly executed Proxies will be voted by the Proxy holders FOR the election of Messrs. Yanney and Blank, unless authority to so vote is withheld. If the candidacy of Mr. Yanney or Mr. Blank should, for any reason, be withdrawn, the Proxy holders will vote in favor of such substituted nominee (if any) as shall be designated by the Proxy holders. The Board of Directors has no reason to believe that Messrs. Yanney and Blank will be unable or unwilling to serve as Class I Directors if elected.

Nominees for Election as Class I Directors

     The following information is furnished regarding the nominees for election as Class I Directors by the holders of Common Stock.

     Michael B. Yanney, 68, is a Director of the Company and serves as the Chairman of the Board, positions he has held since 1997. Mr. Yanney has served as the Chairman of America First Companies, L.L.C. ("America First") and its predecessors since 1984 and as Chief Executive Officer from 1984 until 2001. America First is a diversified financial services firm located in Omaha, Nebraska that manages public investment funds which have raised over $1.5 billion. From 1977 until the organization of America First, Mr. Yanney was principally engaged in the ownership and management of commercial banks. From 1961 to 1977, Mr. Yanney was employed by Omaha National Bank and Omaha National Corporation (now part of U.S. Bank, N.A.), where he held various positions, including the position of Executive Vice President and Treasurer of the holding company. Mr. Yanney also serves as a member of the boards of directors of Burlington Northern Santa Fe Corporation, RCN Corporation, Level 3 Communications, Inc., Forest Oil Corporation, Freedom Communications, Inc., Magnum Resources, Inc. and Rio Grande Medical Technologies, Inc.

     Stephen R. Blank, 56, became a Director of the Company in 2002. Since 1998, Mr. Blank has been Senior Resident Fellow, Finance, at the Urban Land Institute, a non-profit education and research institute which studies land use and real estate developmental policy ("ULI"). Prior to joining ULI, Mr. Blank served from 1993 to 1998 as Managing Director - Real Estate Investment Banking of CIBC Oppenheimer Corp. From 1989 to 1993, Mr. Blank was Managing Director of Cushman & Wakefield, Inc.'s Real Estate Corporate Finance Department. From 1979 to 1989, Mr. Blank served as Managing Director - Real Estate Investment Banking of Kidder, Peabody & Co. From 1973 to 1979, Mr. Blank was employed by Bache & Co., Incorporated as Vice President, Direct Investment Group. Mr. Blank also serves as a member of the boards of directors of WestCoast Hospitality Corporation and BNP Residential Trust, Inc. and a member of the boards of trustees of Atlantic Realty Trust and Ramco-Gershenson Properties Trust. Since 1998, Mr. Blank has also been an adjunct professor for the Executive MBA Program at the Columbia University Graduate School of Business.

     The Board of Directors recommends a vote FOR the election of Messrs. Yanney and Blank as Class I Directors of the Company.

Continuing Class II Directors

     The following information is furnished regarding the Class II Directors (who will continue to serve on the Board of Directors until the 2003 Annual Meeting of Stockholders or until their respective successors are elected and qualified).

     Michael L. Dahir, 53, has served as a Director of the Company since 1998. From 1988 to present, Mr. Dahir served as President and Chief Executive Officer of Omaha State Bank in Omaha, Nebraska. From 1974 to 1988, Mr. Dahir held various positions with Omaha National Bank, including Vice President, investment department head, Senior Vice President and Chief Financial Officer of FirsTier Holding Company, which acquired Omaha National in 1984. Mr. Dahir is a director of the College of St. Mary in Omaha, Nebraska and the Jesuit Partnership, an organizational offshoot of the Jesuit Provincial Office, in Milwaukee, Wisconsin, serves on the board of Catholic Charities and is the president of the Omaha, Nebraska chapter of Legatus.

     George H. Krauss, 60, has served as a Director of the Company since 1997. Mr. Krauss has been a consultant to America First since 1997. Prior to 1997, Mr. Krauss practiced law with Kutak Rock LLP from 1972 and served as that firm's managing partner from 1983 to 1993. Mr. Krauss has extensive experience in corporate, merger and acquisition and regulatory matters. In addition to his legal education, Mr. Krauss has a Masters of Business Administration and is a registered Professional Engineer. Mr. Krauss currently serves as a member of the boards of directors of Gateway, Inc. and West Corporation.

Continuing Class III Directors

     The following information is furnished regarding the Class III Directors (who will continue to serve on the Board of Directors until the 2004 Annual Meeting of Stockholders or until their respective successors are elected and qualified).

     Stewart Zimmerman, 57, has been President and Chief Executive Officer and a Director of the Company since 1997. Prior to 1997, Mr. Zimmerman served as Executive Vice President of America First since January 1989, during which time Mr. Zimmerman served in a number of positions, including President and Chief Operating Officer of America First REIT and President of several America First mortgage funds, including America First Participating/Preferred Mortgage Fund, America First PREP Fund 2, Capital Source, L.P., Capital Source II, L.P.-A, America First Tax Exempt Mortgage Fund and America First Tax Exempt Mortgage Fund II. From September 1986 to September 1988, Mr. Zimmerman served as a Managing Director and Director of Security for Pacific Merchant Bank, where he was responsible for Mortgage Trading and Finance. Prior to that time, he served as First Vice President of E.F. Hutton & Company, Inc., where he was responsible for mortgage-backed securities trading and sales distribution, and Vice President of Lehman Brothers, where he was responsible for the distribution of mortgage products. From 1968 to 1972, Mr. Zimmerman was Vice President of Zenith Mortgage Company and Zenith East Inc., a national mortgage banking and brokerage company specializing in the structuring and sales of mortgage assets to the institutional financial community.

     Alan L. Gosule, 61, has served as a Director of the Company since 2001. Mr. Gosule is a partner in the law firm of Clifford Chance Rogers & Wells LLP in New York, New York and has practiced law with that firm and its predecessor since 1991. He serves as the Chairman of the firm's Tax Department. Prior to 1991, Mr. Gosule practiced law with the firm of Gaston & Snow. Mr. Gosule also serves as a member of the boards of directors of Home Properties of New York, Inc., Simpson Housing Limited Partnerships, F.L. Putnam Investment Management Company and Colonnade Partners. Mr. Gosule also serves as a consultant to the boards of trustees of 32 mutual funds of the ING Pilgrim Capital Corporation.

     W. David Scott, 40, has served as a Director of the Company since 1998. Mr. Scott is President and Chief Executive Officer of Magnum Resources, Inc., a privately held corporation that focuses on commercial real estate, a position he has held since 1994. Mr. Scott was Vice President and Director of Cornerstone Bank Group from 1991 to 1994 and prior to that was an accountant with Peter Kiweit Sons', Inc. Mr. Scott serves as a member of the boards of Brownell-Talbot School, Boy Scouts of America and Hastings College.

     Vacancies occurring on the Board of Directors as a result of (i) the removal from office, resignation, retirement, death or disqualification of a Director may be filled by either the stockholders of the Company or a majority of the remaining Directors and (ii) an increase in the number of Directors serving on the Board of Directors may be filled by either the stockholders of the Company or a majority of the entire Board of Directors.

     There is no familial relationship among any of the members of the Board of Directors or executive officers of the Company, except that Ronald A. Freydberg, the Company's Executive Vice President and Secretary, and William S. Gorin, the Company's Executive Vice President, Chief Financial Officer and Treasurer, are brothers-in-law.

                    2. RATIFICATION OF APPOINTMENT OF AUDITOR

     The Board of Directors has appointed PricewaterhouseCoopers LLP as the independent auditors to examine the accounts of the Company for the 2002 calendar year. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand L.L.P., have served as the Company's independent auditors since the Company was formed. The Board of Directors is requesting that the Company's stockholders ratify the appointment of PricewaterhouseCoopers LLP. In the event that ratification of this appointment of auditors is not approved by the affirmative vote of a majority of the shares of Common Stock, the Board of Directors will review its future selection of auditors.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Audit Fees

     PricewaterhouseCoopers LLP billed the Company an aggregate of $109,000 in fees for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the "SEC") during 2001.

Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP did not perform any professional services for the Company during the year ended December 31, 2001, either directly or indirectly, in connection with the operation, or supervising the operation, of the Company's information system or managing our local area network or designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or that generates information that is significant to the Company's financial statements taken as a whole. Accordingly, no fees were paid to PricewaterhouseCoopers LLP during 2001 for these types of services.

All Other Fees

     PricewaterhouseCoopers LLP billed the Company an aggregate of $128,535 in fees for all other services rendered during the year ended December 31, 2001. These additional services consisted primarily of income tax compliance and related tax services, audit-related services rendered in connection with the Company's 2001 public offerings and the Company's filing of a registration statement with the SEC, and non-recurring accounting services rendered in connection with the merger of America First Mortgage Advisory Corporation, the Company's former external advisor (the "Advisor"), with and into the Company on January 1, 2002 (the "Advisor Merger") and certain real estate transactions completed by the Company and Retirement Centers Corporation in 2001.

     The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2002.

                  BOARD OF DIRECTORS, COMMITTEE MEETINGS, AUDIT
                 COMMITTEE REPORT AND COMPENSATION OF DIRECTORS

Board of Directors and Committees of the Board of Directors

         The Board of Directors conducts its business through meetings of the Board of Directors and actions taken by written consent in lieu of meetings and by the actions of its committees. During the year ended December 31, 2001, the Board of Directors held 12 meetings and acted once by written consent in lieu of a meeting. Each of the Company's directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served during 2001.

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Company does not have a standing nominating committee; the usual functions of such committee are performed by the entire Board of Directors.

     Audit Committee. Michael L. Dahir (Chairman), Stephen R. Blank and W. David Scott are currently the members of the Audit Committee. The Audit Committee, which met four times in 2001, makes recommendations concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the auditors, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Company's Bylaws require that the entire Audit Committee be comprised of Directors who are not employees of the Company (each, an "Independent Director").

     Compensation Committee. Michael B. Yanney (Chairman) and Alan L. Gosule are currently the members of the Compensation Committee. The Compensation Committee determines the compensation of the Company's executive officers and the administration of the Company's Amended and Restated 1997 Stock Option Plan (the "Stock Option Plan"). During 2001, the usual functions of the Compensation Committee were performed by the entire Board of Directors and, as a result, there were no formal meetings of the Compensation Committee. The Company's Bylaws require that at least 50% of the members of the Compensation Committee be Independent Directors.

Report of the Audit Committee

     The Audit Committee of the Board of Directors is currently comprised of three Independent Directors, as required by the rules and listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. Each year, the Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors.

     Management is responsible for the preparation of the Company's financial statements and for the maintenance of the Company's financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

     In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2001 with management of the Company and with representatives of PricewaterhouseCoopers LLP, the Company's independent auditors. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allows it to prepare financial statements that fairly present the Company's financial position and results of its operations. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which included a discussion of PricewaterhouseCoopers LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting.

     PricewaterhouseCoopers LLP has provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has held discussions with PricewaterhouseCoopers LLP regarding such auditor's independence. The Audit Committee has further considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services to the Company referenced elsewhere in this Proxy Statement is compatible with maintaining such auditor's independence.

     Based upon the Audit Committee's discussions with management and PricewaterhouseCoopers LLP and the Audit Committee's review of the representations of management and the disclosures by PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2002, subject to stockholder ratification.

                                 Audit Committee

                           Michael L. Dahir, Chairman
                                Stephen R. Blank
                                 W. David Scott

Compensation of Directors

     The Company pays an annual fee of $20,000 to the Independent Directors, of which $10,000 is paid in cash and $10,000 is paid in the form of shares of Common Stock. The number of shares of Common Stock issued to the Independent Directors is based on the fair market value of the Common Stock at the date of issuance. Directors are also eligible to receive grants of stock options and dividend equivalent rights ("DERs") under the Stock Option Plan. The Independent Directors also receive a fee of $1,000 for each annual, quarterly or special meeting of the Board of Directors that they attend. Directors who are employees of the Company are not paid a director fee. The Company reimburses all Directors for travel and other expenses incurred in connection with their activities on behalf of the Company. In addition, during 2001, Michael L. Dahir and W. David Scott, two of the Company's Independent Directors, and Gregor Medinger, a former Independent Director, served as members of a special committee of the Board of Directors responsible for directing the negotiations relating to the Advisor Merger on the Company's behalf and considering and making recommendations to the Board of Directors relating to the Advisor Merger. For services rendered as a member of this special committee, Mr. Dahir, as chairman of the special committee, received $20,000 and Messrs. Scott and Medinger each received $10,000.

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

     Prior to the Advisor Merger on January 1, 2002, the only source of remuneration that the Company provided to its executive officers was in the form of grants of stock options and DERs under the Stock Option Plan. Prior to this date, the executive officers of the Company were paid a salary and bonus and received certain employee benefits from America First, which, prior to the Advisor Merger, was the majority owner of the Advisor. The Company did not, however, reimburse either America First or the Advisor for the salary, bonus or other employee benefits paid to these executive officers. As a result of the Advisor Merger, the Company, as a self-advised entity, has become responsible, effective January 1, 2002 and thereafter, for all of the remuneration to be paid to its executive officers. Accordingly, prior to January 1, 2002, the Company did not directly or indirectly pay its executive officers any salary or bonus or provide them with any employee benefits, except under the Stock Option Plan.

     The following table sets forth certain information regarding the annual and long-term compensation paid by the Company and America First to the Company's Chief Executive Officer and the other executive officers of the Company whose total salary and bonus paid with respect to acting as an executive officer of the Company during 2001 exceeded $100,000 (collectively, the "Named Executive Officers").

                                                                                   Long-Term
                                                                                  Compensation
                                               Annual Compensation(1)(2)            Awards(3)
                                               -------------------------      ---------------------
  Name and Principal                                                                Securities
      Positions                      Year      Salary($)       Bonus($)       Underlying Options(#)
 -------------------                 ----      ---------       --------       ---------------------
Stewart Zimmerman,                   2001       $283,968       $233,998                  -
  President and Chief                2000       $282,593        $55,000                  -
  Executive Officer                  1999       $275,700        $90,000            100,000

Ronald A. Freydberg,                 2001       $155,000       $174,725                  -
  Executive Vice President and       2000       $150,000        $49,000                  -
  Secretary                          1999       $132,500        $75,000             75,000

                                                                                   Long-Term
                                                                                  Compensation
                                               Annual Compensation(1)(2)            Awards(3)
                                               -------------------------      ---------------------
  Name and Principal                                                                Securities
      Positions                      Year      Salary($)       Bonus($)       Underlying Options(#)
 -------------------                 ----      ---------       --------       ---------------------
William S. Gorin,                    2001       $101,250       $126,975                  -
  Executive Vice President, Chief
  Financial Officer and Treasurer

----------
1 All salaries and bonuses for the stated periods were paid by America First to the Named Executive Officers for services rendered to the Advisor in connection with the day-to-day operation of the Company. Other than the salary and bonus amounts set forth above, no Named Executive Officer received any other form of annual compensation required to be reported under the rules of the SEC.

2 The amount of salary and bonus paid to Mr. Gorin in 2001 set forth above represents the allocable portion of the annual salary and bonus paid to him by America First in 2001 which was attributable to the services performed by him for the Advisor. Beginning in the fourth quarter of 2001, Mr. Gorin was employed on a full-time basis by the Advisor. For 2000 and 1999, the amount of salary and bonus paid to Mr. Gorin by America First for services performed by him for the Advisor was below the $100,000 threshold for reporting established by the rules of the SEC.

3 All amounts represent options to acquire shares of Common Stock. As of April 4, 2002, 175,000, 126,250 and 80,000 of the options were vested (or would vest within 60 days) for Messrs. Zimmerman, Freydberg and Gorin, respectively. The Company does not maintain any plan that awards restricted stock or stock appreciation rights ("SARs") to its executive officers.

Options/SAR Grants in Last Fiscal Year

     No options were granted to any of the Named Executive Officers during 2001.

Aggregated Option/SAR Exercises in Last
Fiscal Year and Fiscal Year-End Option/SAR Values

     No options were exercised during 2001 by any of the Named Executive Officers, except that William S. Gorin exercised an aggregate of 26,250 options on November 19, 2001. The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of fiscal 2001 held by the Named Executive Officers.

                                                     Number of Securities Underlying        Value of Unexercised
                          Shares                       Unexercised Options/SARs at      In-the-Money Options/SARs at
                         Acquired                           Fiscal Year-End(#)              Fiscal Year-End($)(2)
                            On           Value       -------------------------------    -----------------------------
      Name(1)           Exercise(#)    Realized($)     Exercisable    Unexercisable       Exercisable   Unexercisable
      -------           -----------    -----------     -----------    -------------       -----------   -------------
Stewart Zimmerman           --             --            175,000         25,000             $290,625       $96,875
Ronald A. Freydberg         --             --            126,250         18,750             $217,969       $72,626
William S. Gorin          26,250         $80,456          80,000          8,750                --          $33,906

----------
1    No stock appreciation rights are held by any of the Named Executive
     Officers.

2 In accordance with the rules of the SEC, values are calculated by subtracting the exercise price of an option from the fair market value of the underlying common stock. At December 31, 2001, the exercise prices of all outstanding options ranged from $4.875 to $9.375. For purposes of this table, fair market value of the Common Stock is deemed to be $8.75, the closing price of the Common Stock reported on the New York Stock Exchange on December 31, 2001.

Long-Term Incentive Plans and Other Matters

     The Company does not maintain a long-term incentive plan or pension plan for its executive officers and, during 2001, did not reprice any outstanding stock options for any of its executive officers.

     The Company does maintain the Stock Option Plan which was adopted on December 12, 1997. The Stock Option Plan authorizes the Board of Directors to grant Incentive Stock Options as defined under Section 422 of the Internal Revenue Code of 1986, as amended, Non-Qualified Stock Options ("NQSOs") and DERs to Directors, officers and employees of the Company. Certain other persons providing services to the Company are also eligible to receive grants of NQSOs with DERs pursuant to the provisions of the Stock Option Plan. Upon the recommendation of the Compensation Committee, all eligible participants may be awarded options and DERs under the Stock Option Plan as determined and approved by a majority of the Board of Directors.

     Holders of stock options have the right to acquire shares of Common Stock at an exercise price set at the time the stock option is granted. The exercise price for any stock options granted to eligible participants under the Stock Option Plan may not be less than the fair market value of the Common Stock on the day of the grant. Pursuant to the Stock Option Plan, stock options expire if not exercised ten years after the date granted. The holder of a DER is entitled to receive a cash payment equal to the dividend distribution paid on each share of Common Stock that is subject to an outstanding stock option. DERs terminate upon the exercise or expiration of the stock option relating to such share of Common Stock.

     As of January 1, 2002, under the Stock Option Plan, there were outstanding
(i) options to acquire a total of 520,000 shares of Common Stock at a purchase price of $9.375 per share and a total of 300,000 shares of Common Stock at a purchase price of $4.875 per share and (ii) a total of 503,750 DERs, which were attached to an equal number of outstanding stock options. During 2001, no stock options or DERs were granted, 26,250 stock options were exercised and 5,000 stock options expired or were terminated. The Stock Option Plan authorizes the granting of options to purchase an aggregate of up to 1,400,000 shares of Common Stock. As of April 4, 2002, options for 580,000 shares of Common Stock remained available for grant to eligible participants under the Stock Option Plan.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     Following the Advisor Merger on January 1, 2002, the executive officers of the Advisor became employees of the Company and, as a result, the Company is now responsible for all salaries, bonuses and benefits of such executive officers. The Company assumed the employment agreements between the Advisor and the Named Executive Officers, which were amended in connection with the Advisor Merger, on January 1, 2002. The employment agreements of Messrs. Zimmerman, Freydberg and Gorin provide for, among other things, annual base salaries of $300,000, $200,000 and $200,000, respectively, a minimum annual bonus pool of $265,000 that will be divided among them, an additional bonus pool equal to 0.65% of additional equity capital that the Company raises and a one-year non-compete agreement. In the event that the employment of the Named Executive Officers is terminated following a change-in-control of the Company, each of these employment agreements also provides (i) for the lump sum payment, within 30 days following the termination of employment, of an amount equal to 300% of the sum of the Named Executive Officer's then current base salary plus bonus for the immediately preceding year, (ii) that all of the Named Executive Officer's outstanding stock options shall immediately vest and, to the extent that such options do not expire according to their terms, become exercisable for a period of one year from the date of termination and (iii) that the Named Executive Officer shall continue to participate in all health, life insurance, retirement and other benefit programs at the Company's expense to the same extent as though such Named Executive Officer's employment had not terminated. In addition, the Company assumed the liability to pay approximately $150,000 of bonus obligations payable to Messrs. Zimmerman, Freydberg and Gorin with respect to 2001 and additional bonuses that they earned as a result of additional equity capital raised by the Company during 2001. Each of the Named Executive Officers is eligible to participate in the Stock Option Plan, the options of which are granted at the discretion of the Board of Directors.

     On March 12, 2002, the Board of Directors adopted a proposal to restructure the salaries and bonuses currently being paid to the Named Executive Officers. Specifically, the new compensation plan, which is scheduled to take effect on August 1, 2002, provides that the salaries to be paid to Messrs. Zimmerman, Freydberg and Gorin will be equal to 0.25%, 0.20% and 0.20%, respectively, of the Company's tangible net worth, which will be calculated on a semi-annual basis on each June 30 and December 31. In the event that the Company's annualized return on equity for any given six-month period were to fall below 10%, the salaries to be paid to Messrs. Zimmerman, Freydberg and Gorin with respect to the following six-month period would be adjusted downward to equal
(i) 0.2375%, 0.19% and 0.19%, respectively, of the Company's tangible net worth if its annualized return on equity was between 10% and 5% and (ii) 0.225%, 0.18% and 0.18%, respectively, of the Company's tangible net worth if its annualized return on equity was less than 5%. Notwithstanding the foregoing, the annual base salaries payable to Messrs. Zimmerman, Freydberg and Gorin pursuant to the new compensation plan will in no event exceed $1,000,000, $750,000 and $750,000, respectively. In addition, the new compensation plan provides for a performance bonus to be paid to the Named Executive Officers based on the determination of the Compensation Committee as to the amount, manner and timing of such bonus payment. As a result of the adoption of the new compensation plan by the Board of Directors, the Named Executive Officers will no longer be eligible to receive the bonus, which is currently provided for in their existing employment contracts, equal to 0.65% of any additional equity capital that the Company may raise. The Company also expects to enter into an employment agreement with Ms. Teresa D. Covello, the Company's Senior Vice President/Controller, that will provide for an annual salary of $140,000 and an opportunity to earn a bonus, subject to approval by the Compensation Committee.

     In addition, the Company has retained a compensation consultant to assist the Compensation Committee and the Board of Directors in further analyzing and defining the compensation packages and programs of the Company's executive officers and Directors.

Report of the Compensation Committee
on Executive Compensation

     This report is presented to describe the compensation policies applied by the Compensation Committee of the Board of Directors with regard to the Company's executive officers and the basis for the compensation of Stewart Zimmerman, the Company's Chief Executive Officer, for the year 2001.

     Executive Officer Compensation. Prior to the Advisor Merger on January 1, 2002, the only compensation that the Company provided to its executive officers was awards of options to acquire shares of Common Stock and DERs under the Stock Option Plan. The Board of Directors, upon the recommendation of the Compensation Committee, makes awards of stock options and DERs to the Company's executive officers in order to provide an incentive to maximize their efforts on behalf of the Company by providing them with a proprietary interest in the Company. Such awards also encourage executive officers to remain employed with the Company and assist the Company in its efforts to attract new executive officers as the need arises. Upon the recommendation of the Compensation Committee, the Board of Directors awards stock options and DERs to the Company's executive officers and determines the terms of such awards.

     During 2001, no stock options or DERs were awarded to the Company's executive officers under the Stock Option Plan.

     Compensation of CEO. During 2001, Stewart Zimmerman, the Company's Chief Executive Officer, received no compensation from the Company as the entire Board of Directors, performing the functions of the Compensation Committee, determined that options and DERs previously awarded to Mr. Zimmerman provided a significant and adequate incentive for Mr. Zimmerman to implement the Company's investment strategy in a manner designed to increase the value of the Company's Common Stock. The stock options and DERs issued in 1998 and 1999 represent the entire remuneration received by Mr. Zimmerman directly from the Company. Accordingly, the Compensation Committee believes that the compensation previously provided by the Company is very reasonable as compared to the compensation packages provided to chief executive officers of similar companies in the same industry.

     Compliance with Section 162(m) of the Internal Revenue Code. Current tax laws impose an annual, individual limit of $1 million on the deductibility of the Company's compensation payments to its executive officers. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Compensation Committee has determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company's executive officers.

                             Compensation Committee

                           Michael B. Yanney, Chairman
                                 Alan L. Gosule

Compensation Committee Interlocks
and Insider Participation

     There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                             SHARE PERFORMANCE GRAPH

     The following graph and table set forth certain information comparing the cumulative total return from a $100 investment in the Company and in the stocks making up two comparative stock indices on April 13, 1998, the date on which the Common Stock commenced trading on the New York Stock Exchange, through December 31, 2001. The following graph reflects stock price appreciation and the value of dividends paid on the Common Stock and for each of the comparative indices.

[THE FOLLOWING INFORMATION WAS ALSO REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                                  April 13,      December      December      December      December
                                                     1998        31, 1998      31, 1999      31, 2000      31, 2001
                                                  ---------      --------      --------      --------      --------
America First Mortgage Investments, Inc.....         $100          $55.68        $64.06        $76.40       $152.32
Mortgage REIT Peer Group(1).................         $100          $60.37        $68.54        $82.20       $159.53
Standard & Poor's Composite 500 Index.......         $100         $112.03       $135.60       $123.26       $106.61

----------
1 The Mortgage REIT Peer Group consists of Redwood Trust, Inc., Thornburg Mortgage, Inc., American Residential Investment Trust, Inc. and Annaly Mortgage Management, Inc.

     The foregoing information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness can be guaranteed. There can be no assurance that the Company's share performance will continue into the future with trends the same or similar to those depicted in the graph or the table above. The Company will not make or endorse any predictions as to future share performance.

     The foregoing Report of Audit Committee, Report of the Compensation Committee on Executive Compensation and Share Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such reports or graph by reference and shall not otherwise be deemed filed under such acts.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock ("10% Holders") to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and 10% Holders are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) forms and amendments thereto filed during any given year.

     Based on the review of copies of the Section 16(a) reports and amendments thereto furnished to the Company and written representations from the Company's Directors, executive officers and 10% Holders that no other reports were required to be filed, the Company believes that for the year ended December 31, 2001 the Company's Directors, executive officers and 10% Holders complied with all Section 16(a) filing requirements applicable to them, except that Teresa D. Covello, the Company's Senior Vice President/Controller, filed a delinquent Statement of Initial Beneficial Ownership on Form 3, William S. Gorin, the Company's Executive Vice President, Chief Financial Officers and Treasurer, filed a delinquent Statement of Changes in Beneficial Ownership on Form 4 for the month ended November 2001 and Michael B. Yanney, the Company's Chairman of the Board, filed a delinquent Statement of Changes in Beneficial Ownership on Form 4 for the month ended December 31, 2001.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as described herein, the Company is not a party to any transaction or proposed transaction with any person who is (i) a Director or executive officer of the Company, (ii) a nominee for election as a Director, (iii) an owner of more than 5% of the Common Stock or (iv) a member of the immediate family of any of the foregoing persons.

Advisor Fees and Advisor Merger

     Prior to December 31, 2001, the Advisor managed the operations and investments of the Company and performed administrative services for the Company. Prior to the Advisor Merger (as defined below), the Advisor was owned directly and indirectly by certain of the Company's Directors and executive officers (see discussion below). For the services and functions provided to the Company, the Advisor received a monthly management fee in an amount equal to 1.10% per annum of the first $300 million of stockholders' equity of the Company, plus 0.80% per annum of the portion of stockholders' equity of the Company above $300 million. The Company also paid the Advisor, as incentive compensation for each calendar quarter, an amount equal to 20% of the dollar amount by which the annualized return on equity for such quarter exceeded the amount necessary to provide an annualized return on equity equal to the Ten-Year U.S. Treasury Rate plus 1%. For the years ended December 31, 2001, 2000 and 1999, the Advisor earned a base management fee of approximately $1,424,000, $740,000 and $762,000, respectively, and an incentive compensation fee of approximately $2,914,000, $797,054 and $741,000, respectively. Approximately $511,000, $519,000 and $433,000 of the incentive compensation fee earned in 2001, 2000 and 1999, respectively, was attributable to the gains on the sale of certain of the Company's interests in real property.

     The Company entered into an Agreement and Plan of Merger, dated September 24, 2001 (the "Advisor Merger Agreement"), with the Advisor, America First and the stockholders of the Advisor. In December 2001, the Company's stockholders approved the terms of the Advisor Merger Agreement, which provided for the merger of the Advisor into the Company effective 12:01 a.m. on January 1, 2002. Pursuant to the Advisor Merger Agreement, the Company issued 1,287,501 shares of its Common Stock to the stockholders of the Advisor effective January 1, 2002. As a result, the Company became self-advised commencing January 1, 2002 and, since such time, has directly incurred the cost of all overhead necessary for its operation and administration. The market value of the Common Stock issued in the Advisor Merger, valued as of the consummation of the Advisor Merger in excess of the fair value of the net tangible assets acquired, in an amount of $12,539,000, was charged to operating income of the Company for the year ended December 31, 2001.

     Certain of the Company's Directors and executive officers who were involved in discussions and negotiations relating to the Advisor Merger had, and continue to have, interests that would be affected by the

Advisor Merger. At the time of the Advisor Merger, America First owned 80% of the outstanding capital stock of the Advisor. At that time, Michael B. Yanney, the Company's Chairman of the Board, and George H. Krauss, one of the Company's Directors, beneficially owned approximately 57% and 17%, respectively, of America First. In addition, Stewart Zimmerman, the Company's President and Chief Executive Officer, and William S. Gorin, the Company's Executive Vice President, Chief Financial Officer and Treasurer, collectively owned approximately 3% of America First. At the time of the Advisor Merger, Messrs. Zimmerman, Gorin and Ronald A. Freydberg, the Company's Executive Vice President and Secretary, also owned, in the aggregate, the remaining 20% of the Advisor. Accordingly, the Advisor Merger resulted in these individuals receiving, in the aggregate, beneficial ownership of an additional 1,287,501 shares of the Common Stock valued at approximately $11.3 million at the time of the Advisor Merger.

     Because the Advisor Merger was between affiliated parties and may not be considered to have been negotiated in a completely arm's-length manner, the Company's Board of Directors established a special committee of the Board of Directors which consisted of three Independent Directors who had no personal interest in the Advisor Merger, to direct the negotiations relating to the Advisor Merger on the Company's behalf and to consider and make recommendations to the Board of Directors relating to the Advisor Merger.

Management Contracts

     America First Properties Management Company L.L.C. (the "Property Manager") provides property management services for certain of the multifamily properties in which the Company has an interest. The Property Manager also provided property management services to certain properties previously held by the Company. The Property Manager receives a management fee equal to a stated percentage of the gross revenues generated by the Company's properties under management, ranging from 3.5% to 4% of gross revenues. The Property Manager received $432,000, $375,000 and $325,000, respectively, for the years ended December 31, 2001, 2000 and 1999 for property management services provided at the Company's properties. It is expected that the Property Manager will continue to manage the properties in which the Company has an interest subsequent to the Advisor Merger. The Property Manager is a wholly owned subsidiary of America First.

Investments of the Company

     Included in the Company's corporate debt securities portfolio are investments in the corporate debt securities of RCN Corporation ("RCN"), which were purchased between February 1999 and August 2000, and Level 3 Corporation ("Level 3"), which were purchased between August 1998 and August 2000. As of December 31, 2001, the Company's investment in (i) the RCN debt securities had a carrying value of approximately $2.1 million and (ii) the Level 3 debt securities had a carrying value of approximately $6.6 million and an estimated fair value of $3.4 million. Michael B. Yanney, the Company's Chairman of the Board, is currently on the board of directors of both RCN and Level 3. One of the Company's Directors, W. David Scott, is the son of the Chairman of both RCN and Level 3.

     Since 1998, the Company has held all of the non-voting preferred stock, representing 95% of the ownership and economic interest, in Retirement Centers Corporation ("RCC"), an entity formed in 1998 to hold certain of the Company's properties. All of the common stock, representing 5% of the ownership and economic interest, in RCC is held by William S. Gorin, the Company's Executive Vice President, Chief Financial Officer and Treasurer. Mr. Gorin also serves as a director of RCC. During the years ended December 31, 1999 and 2000, the Company received distributions from RCC totaling $213,750 and $98,000, respectively, and Mr. Gorin received distributions of $11,250 and $5,200, respectively. No distributions were made by RCC during 2001 to the Company or to Mr. Gorin.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date regarding the beneficial ownership of the Common Stock with respect to (i) each person known to the Company to be the beneficial owner of 5% or more of the Company's outstanding shares of Common Stock, (ii) the Named Executive Officers,
(iii) the Company's executive officers, (iv) the Company's Directors and nominees for Director and (v) all Directors and executive officers of the Company as a group.

                          Beneficial Ownership Table(1)

                                                                                  Number of Shares       Percent of
               Name and Business Address of Beneficial Owner(2)                 Beneficially Owned(3)      Class
               ------------------------------------------------                 ---------------------      -----
Michael B. Yanney.........................................................            1,058,240(4)          2.94%

Stewart Zimmerman.........................................................              323,099                *

Ronald A. Freydberg.......................................................              169,453                *

William S. Gorin..........................................................              215,849                *

Teresa D. Covello.........................................................                7,500                *

Stephen R. Blank..........................................................                   --               --

Michael L. Dahir..........................................................               12,204                *

Alan L. Gosule............................................................                1,368                *

George H. Krauss..........................................................              114,804(5)             *

W. David Scott............................................................               12,304                *

All executive officers, Directors and director nominees as a group
(10 persons)..............................................................            1,914,821             5.25%

Wellington Management Company, LLP(6)
75 State Street
Boston, Massachusetts 02109...............................................            2,377,800             6.64%

DePrince, Race & Zollo, Inc.(7)
201 South Orange Avenue, Suite 850
Orlando, Florida 32801....................................................            1,263,900             3.53%

Neuberger Berman, Inc.(8)
605 Third Avenue
New York, New York 10158-3698.............................................            1,058,100             2.95%

----------
*    Less than 1% of class.

1 For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if that person has the right to acquire such shares within 60 days of the Record Date by the exercise of any stock option. Stock options held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by any other person. Additionally, for the purposes of this table, a person or entity shall be deemed to be a beneficial owner of shares of Common Stock if such person or entity has or shares either investment or voting power with respect to such shares.

2 The business address of each Director and executive officer is c/o America First Mortgage Investments, Inc., 399 Park Avenue, 36th Floor, New York, New York 10022.

3 Each Director and executive officer has sole voting and investment power over the shares such individual beneficially owns and all such shares are owned directly unless otherwise indicated.

4 Includes 824,000 shares which are owned of record by America First, an entity controlled by Mr. Yanney, 36,600 shares which are owned of record by Torrey Lake Charitable Remainder Trust and Torrey Lake Charitable Remainder Trust II, both of which have as their beneficiary an entity which Mr. Yanney controls and 4,300 shares held in retirement plans of Gail Yanney Walling, Mr. Yanney's wife.

5 Includes 11,984 shares which are owned of record by S. Kyker Krauss, Mr. Krauss's wife.

6 On its Schedule 13G filed with the SEC on February 12, 2002, Wellington Management Company, LLP reported shared voting power with respect to 743,400 shares of Common Stock beneficially owned by them and shared dispositive power with respect to 2,377,800 shares of Common Stock beneficially owned by them. The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 8.80%, which does not include any shares issued since such percentage was calculated for purposes of the
     Schedule 13G.

7 On its Schedule 13G filed with the SEC on February 11, 2002, DePrince, Race & Zollo, Inc. reported sole voting power with respect to 1,263,900 shares of Common Stock beneficially owned by them and sole dispositive power with respect to 1,263,900 shares of Common Stock beneficially owned by them. The
     Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 6.64%, which does not include any shares issued since such percentage was calculated for purposes of the Schedule 13G.

8 On its Schedule 13G filed with the SEC on February 12, 2002, Neuberger Berman, Inc. reported sole voting power with respect to 830,100 shares of Common Stock beneficially owned by them and shared dispositive power with respect to 1,058,100 shares of Common Stock beneficially owned by them. The
     Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 5.56%, which does not include any shares issued since such percentage was calculated for purposes of the Schedule 13G.

                                  OTHER MATTERS

     The Board of Directors knows of no other business that will be presented at the Annual Meeting. The enclosed Proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by stockholders for consideration at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that Proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the Proxies.

                                  MISCELLANEOUS

     The cost of soliciting Proxies will be borne by the Company. This solicitation is being made by mail, but may also be made by Directors, executive officers and employees of the Company by telephone, telegraph, facsimile transmission, electronic transmission, mail or personal interview. No additional compensation will be given to Directors, executive officers or employees for such solicitation. The Company will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy material to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder who intends to submit a proposal at the 2003 Annual Meeting of Stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and proxy card must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, deliver the proposal to the Company no later than December 18, 2002.

     Pursuant to the Company's Bylaws, any stockholder who intends to submit a proposal for presentation at an annual meeting of stockholders, without having such proposal included in the proxy statement for such annual meeting, must notify the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, any stockholder who intends to submit such a proposal at the 2003 Annual Meeting of Stockholders must notify the Company of such proposal by March 24, 2003, but in no event earlier than February 22, 2003.

     Such proposal should be sent to Ronald A. Freydberg, Secretary, at America First Mortgage Investments, Inc., 399 Park Avenue, 36th Floor, New York, New York 10022.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NEW YORK STOCK EXCHANGE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO RONALD A. FREYDBERG, SECRETARY, AT AMERICA FIRST MORTGAGE INVESTMENTS, INC., 399 PARK AVENUE, 36TH FLOOR, NEW YORK, NEW YORK 10022.

                                        By Order of the Board of Directors

                                        /s/ Ronald A. Freydberg

                                        Ronald A. Freydberg
                                        Secretary

New York, New York
April 17, 2002

                                 REVOCABLE PROXY

                    AMERICA FIRST MORTGAGE INVESTMENTS, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICA FIRST MORTGAGE INVESTMENTS, INC. FOR USE ONLY AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 23, 2002 AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

     The undersigned hereby authorizes each member of the Board of Directors of America First Mortgage Investments, Inc. (the "Company"), or his respective successor, in attendance at the 2002 Annual Meeting of Stockholders of the Company (the "Annual Meeting") as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting to be held at the Four Seasons Hotel, 57 East 57th Street, New York, New York on Thursday, May 23, 2002, at 10:00 a.m., New York City time, and at any adjournments or postponements thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

               (continued and to be signed on the reverse hereof).


--------------------------------------------------------------------------------
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Access your America First Mortgage Investments, Inc. stockholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, agent for America First Mortgage Investments, Inc., now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

           o View account status           o View payment history for dividends
           o View certificate history      o Make address changes
           o View book-entry information   o Obtain a duplicate 1099 tax form
                                           o Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect(SM) is currently only available for domestic individual and joint accounts.

o SSN
o PIN
o Then click on the (Establish PIN) button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.
--------------------------------------------------------------------------------
Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o SSN
o PIN
o Then click on the (Submit) button

If you have more than one account, you will now be asked to select the appropriate account.
--------------------------------------------------------------------------------
Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o Certificate History
o Book-Entry Information
o Issue Certificate
o Payment History
o Address Change
o Duplicate 1099

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time

                                                                 Please mark |X|
                                                                  your votes as
                                                                  indicated in
                                                                   this example

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

1. Election of Directors.

   Nominees:                                FOR                    WITHHOLD
   01 Michael B. Yanney         the election of all nominees      AUTHORITY
   02 Stephen R. Blank               listed to the left        to vote for all
                                     (except as marked             nominees
                                      to the contrary)        listed to the left

INSTRUCTIONS: To withhold                   |_|                       |_|
authority to vote for any
individual nominee, mark "FOR"
but cross out such nominee's
name above.

                                                    FOR     AGAINST     ABSTAIN
2. AUDITORS. Ratification of the appointment of     |_|       |_|         |_|
   PricewaterhouseCoopers LLP as independent auditors for fiscal 2002.

In their discretion as proxies, the members of the Board of Directors present at the Annual Meeting are hereby authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment or postponement thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 23, 2002 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature                      Signature                           Date
         ----------------------         --------------------------     ---------

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.


--------------------------------------------------------------------------------
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